Exhibit 99.1

[LOGO OF VELOCITY EXPRESS]

FOR IMMEDIATE RELEASE

VELOCITY EXPRESS COMMENTS ON NASDAQ ADDITIONAL DEFICIENCIES LETTER

MINNEAPOLIS, MN, November 17, 2004—Velocity Express Corporation (NASDAQ:VEXPE) today announced that on November 16, 2004, it received a Nasdaq Notification of Additional Deficiencies indicating that the Company is no longer in compliance with the annual meeting and proxy solicitation requirements, as set forth in Nasdaq Marketplace Rules 4350(e) and 4350(g), respectively, because it has not held an annual shareholders meeting since its last shareholder meeting held on September 18, 2003. The Company was already scheduled for a hearing before the Nasdaq Listing Qualifications Hearings Panel in relation to not being able to file its Annual Report on Form 10-K for its fiscal year ended July 3, 2004, on time. The notification indicated that these additional deficiencies will be addressed at the scheduled hearing on November 18, 2004. The Company intends to propose at the hearing that its annual meeting be combined with a special meeting of share holders to be held to consider a reverse stock split and various other matters. Under the direction of the Company’s independent Audit Committee of the Board of Directors, the Company is working diligently with its independent auditors to complete the audit of its fiscal 2004 financial statements, file its Form 10-K as soon as possible and file and distribute its proxy statement for a meeting of shareholders as soon as possible.

There can be no assurance that the Listing Qualifications Hearings Panel will agree with the Company’s request to continue the listing of the Company’s common stock on the Nasdaq SmallCap Market.

About Velocity Express

Velocity Express has one of the largest time critical nationwide networks and provides a national footprint for customers desiring same day service throughout the United States. The Company’s services are supported by a customer-focused technology infrastructure, providing customers with the reliability and information they need to manage their transportation and logistics systems, including a proprietary package tracking system which provides customers the ability to view the status of any package via a flexible web reporting system.

This press release includes certain “forward-looking statements” for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of Velocity Express’s industry and competition. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this press release.

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Contact:

Steven S. Anreder, 212/532-3232

steven.anreder@anreder.com

or

Velocity Express, Minneapolis

Wes Fredenburg, 612/492-2405

wfredenburg@velocityexp.com

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